UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Appvion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-82084-01

333-82084

PAPERWEIGHT DEVELOPMENT CORP.	APPVION, INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	Delaware
(State or other jurisdiction of incorporation or Organization)	(State or other jurisdiction of incorporation or Organization)

39-2014992	36-2556469
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin	54912-0359
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2013, Appvion, Inc. (“Appvion” or the “Company”) entered into a $435 million senior secured credit facility, which includes a $335 million first lien term loan facility (the “Term Loan”) and a $100 million revolving credit facility (the “Revolving Credit Facility”). The senior secured credit facility has been established pursuant to a first lien credit agreement by and among Appvion, Paperweight Development Corp. and other Guarantor parties thereto, Jefferies Finance LLC, as Joint Lead Arranger, Joint Book Runner and Administrative Agent (the “Administrative Agent”), Fifth Third Bank, as Joint Lead Arranger, Joint Book Runner, Revolver Agent and Swing Line Lender and L/C Lender, KeyBank National Association, as Joint Lead Arranger, Joint Book Runner and Documentation Agent and the other Lenders party thereto (the “Credit Agreement”). Capitalized terms not otherwise defined herein have the meanings attributed thereto in the Credit Agreement.

On June 28, 2013, Appvion applied substantially all of the Term Loan proceeds to fund the purchase price, including principal, premium, consent fee and accrued and unpaid interest, of $300.71 million aggregate principal amount of its 10.50% Senior Secured Notes due 2015 (the “Notes”) pursuant to its cash tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) and to pay related fees and expenses. Going forward, the proceeds of the Revolving Credit Facility will be used to provide ongoing working capital and for general corporate purposes of Appvion and its subsidiaries.

The Term Loan has a term of 6 years, and the Revolving Credit Facility has a term of 5 years. The defined Maturity Date of the Revolving Credit Facility may be deemed to be June 30, 2015 and the defined Maturity Date of the Term Loan may be deemed to be September 15, 2015. The Revolving Credit Facility includes a $25 million subfacility for standby letters of credit and a $5 million subfacility for swingline loans. Subject to the terms and conditions of the Credit Agreement, Appvion may request that the Term Loan and the Revolving Credit Facility be increased by an aggregate principal amount not exceeding the greater of (x) $100,000,000 and (y) an aggregate principal amount such that the Consolidated First Lien Leverage Ratio does not exceed 2.90:1.00 on a pro forma basis.

Interest and Fees. Borrowings under the Credit Agreement bear interest at a rate which can be, at the Company’s option, either (i) a Eurodollar borrowing rate for a specified interest period plus 4.5% per annum or (ii) a base rate plus 3.50% per annum. If an event of default occurs under each of the Credit Agreement, the applicable interest rate will increase by 2.00% per annum during the continuance of such event of default.

The Revolving Credit Facility is subject to (i) an unused commitment fee of 0.50% per annum of the average daily unused amount of the Revolving Credit Facility, (ii) a letter of credit fee equal to 4.50% per annum on the daily amount available to be drawn, (iii) a letter of credit fronting fee equal to 0.125% per annum on the daily amount of each letter of credit available to be drawn, and (iv) certain other customary fees and expenses payable to the issuing lender.

Guarantees and Collateral. The Company’s obligations under the Credit Agreement are guaranteed (i) by Paperweight Development Corp., the direct parent company of Appvion (“Paperweight”), pursuant to a guarantee and collateral agreement, dated as of June 28, 2013, by and among the Company, Paperweight and the Administrative Agent (the “U.S. Guarantee and Collateral Agreement”) and (ii) by Appvion Canada, Ltd. (“Appvion Canada”, and, together with the Company and Paperweight, the “Grantors”), pursuant to a guarantee and collateral agreement, dated as of June 28, 2013, by and between Appvion Canada and the Administrative Agent (the “Canadian Guarantee and Collateral Agreement”, and, together with the U.S. Guarantee and Collateral Agreement, the “Guarantee and Collateral Agreements”).

Each of the Grantors has granted the Administrative Agent, for the benefit of the Secured Parties, a senior first priority security interest in substantially all of such Grantor’s assets in order to secure the prompt and complete payment and performance when due of its obligations under the Credit Agreement and the related loan documents.

Covenants. The Revolving Credit Facility includes a maximum consolidated leverage covenant that requires, at any time, and only at such time, when the outstanding amount of the drawn or requested Credit Extensions exceeds 25% of the total Revolving Credit Facility then in effect, maintenance of a consolidated leverage ratio, initially, of not more than 6:00 to 1.00 and, and after September 30, 2015, of not more than 4.00 to 1.00. The Credit Agreement also includes representations, affirmative covenants and other negative covenants that are customary for credit facilities of this type, including covenants that, subject to exceptions described in the Credit Agreement, restrict the ability of Paperweight and Appvion and its subsidiaries: (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens; (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party; (viii) to make acquisitions; (ix) to make expenditures in excess of certain prescribed amounts set forth in the Credit Agreement; (x) to prepay indebtedness; and (xi) to pay dividends.

Events of Default. Credit Agreement also includes customary events of default, including payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-default to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default. The events of default are subject to certain exceptions and cure rights.

The foregoing descriptions of the Credit Agreement, the U.S. Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each, which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the new senior secured credit facility described in Item 1.01 above, Appvion has terminated its existing revolving credit facility, established pursuant to a credit agreement, dated as of February 8, 2010, by and among the Company, Paperweight, Fifth Third Bank, as administrative agent, swing line lender and an L/C issuer, the other lenders party thereto and Fifth Third Bank, as sole lead arranger and sole book manager.

On June 28, 2013, as discussed in Item 1.01 above, the Company used the proceeds from the Term Loan to fund the payment of consideration and certain costs relating to the settlement of the Notes tendered in connection with the Tender Offer and Consent Solicitation. Also on June 28, 2013, Appvion issued a notice of redemption to redeem on July 31, 2013 all Notes not tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation. The indenture governing the Notes, dated as of February 8, 2010 among Appvion, the guarantee parties thereto and U.S. Bank National Association, as trustee and collateral agent, is expected to be discharged pending redemption payment to noteholders and pursuant to the satisfaction and discharge provisions of such indenture.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As described above in Item 1.01, on June 28, 2013, Appvion entered into a new senior secured credit facility. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 10.1	Credit Agreement, dated as of June 28, 2013, among Appvion, Inc., as Borrower, the Guarantors party thereto, Jefferies Finance LLC, as Joint Lead Arranger, Joint Book Runner and Administrative Agent, Fifth Third Bank, as Joint Lead Arranger, Joint Book Runner, Revolver Agent and Swing Line Lender and L/C Lender, KeyBank National Association, as Joint Lead Arranger, Joint Book Runner and Documentation Agent and the other Lenders party thereto.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of June 28, 2013, among Appvion, Inc., Paperweight Develop Co. and Jefferies Finance LLC, as Administrative Agent.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of June 28, 2013, between Appvion Canada, Ltd. and Jefferies Finance LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013

Appvion, Inc.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Vice President/ Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013

Paperweight Development Corp.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Vice President/ Controller

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of June 28, 2013, among Appvion, Inc., as Borrower, the Guarantors party thereto, Jefferies Finance LLC, as Joint Lead Arranger, Joint Book Runner and Administrative Agent, Fifth Third Bank, as Joint Lead Arranger, Joint Book Runner, Revolver Agent and Swing Line Lender and L/C Lender, KeyBank National Association, as Joint Lead Arranger, Joint Book Runner and Documentation Agent and the other Lenders party thereto.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of June 28, 2013, among Appvion, Inc., Paperweight Develop Co. and Jefferies Finance LLC, as Administrative Agent.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of June 28, 2013, between Appvion Canada, Ltd. and Jefferies Finance LLC, as Administrative Agent.